  Exhibit 99.1

SANUWAVE HEALTH PARTNERS WITH THE MOBILE HEALTH COMPANY, A NEW COMPANY FORMED BY FORMER PRESIDENT SHRI PARIKH

SUWANEE, GA, May 18, 2020 - SANUWAVE Health, Inc. (OTCQB: SNWV) is pleased to announce they will be offering dermaPACE® System solutions to treat patients in a home setting. SANUWAVE Health will also have devices placed with THE MOBILE HEALTH COMPANY (MHC), a business recently formed by former SANUWAVE President Shri Parikh.

SANUWAVE Health has quickly adapted to the changes occurring in the world of wound care. Following on the announcement last week of 10 sites using dermaPACE mobile, SANUWAVE Health is pleased to announce they are partnering with former President Shri Parikh, who is launching a mobile solution to wound care and other treatments directly to the patient’s home setting. In doing so, Shri will be resigning from SANUWAVE as President, however, remains an active company advisor. Shri comments, “I’m very excited about this collaboration with SANUWAVE. What THE MOBILE HEALTH COMPANY offers is particularly valuable now, a time where patients are fearful and limited to getting essential care they need. In Wound Care, amputation is an almost certain outcome for DFU patients that go untreated. With MHC, we can offer continuous care, in a safe and clean environment, with state of the art technologies, such as dermaPACE, to reduce the systems’ chronic care costs burden, while improving patient compliance and outcomes.” SANUWAVE CEO Kevin Richardson added, “We are excited to partner with Shri and his new business model. I am confident MHC will be an extremely successful venture which SANUWAVE can grow with as MHC enters new regions around the country”.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB: SNWV) is a shockwave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE® technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is US FDA cleared for the treatment of Diabetic Foot Ulcers.  The device is also CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, South Korea, Australia and New Zealand. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shockwave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC

Christopher Wynne

312-724-7845

cwynne@mparkcm.com

SANUWAVE Health, Inc.

Kevin Richardson II

CEO and Chairman of the Board

978-922-2447

investorrelations@sanuwave.com